EXHIBIT 4


OHIO VALLEY BANC CORP.
420 Third Avenue, PO Box 240
Gallipolis, OH  45631
(740) 446-2631

May 10, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

RE: Ohio Valley Banc Corp. - Form 10-Q for the three months ended March 31, 2007

Gentlemen:

Ohio Valley Banc Corp., an Ohio corporation ("Ohio Valley"), is today filing a Quarterly Report on Form 10-Q for the three months ended March 31, 2007 (the "Form 10-Q"), as executed on May 10, 2007.


Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, Ohio Valley hereby agrees to furnish the Commission, upon request, copies of instruments and agreements, defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-Q. Such long-term debt does not exceed 10% of the total assets of Ohio Valley Banc Corp. and its subsidiaries on a consolidated basis.


Very truly yours,


/s/  Jeffrey E. Smith
Jeffrey E. Smith
President and CEO
Ohio Valley Banc Corp.